UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 1, 2008

Magellan Midstream Partners, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-16335	73-1599053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 22186, Tulsa, Oklahoma	74121-2186
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (918) 574-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 2.02.	Results of Operations and Financial Condition.

Magellan Midstream Partners, L.P. (the “Partnership”) wishes to disclose its press release dated May 6, 2008, furnished herewith as Exhibit 99.1, which is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 1, 2008, the board of directors of the Partnership’s general partner appointed Michael N. Mears to the position of Chief Operating Officer. Mr. Mears’ qualifications are discussed in the Partnership’s press release dated May 6, 2008, filed herewith as Exhibit 99.2 and incorporated herein by reference. In connection with Mr. Mears’ promotion, the board of directors of the Partnership’s general partner granted Mr. Mears an additional 1,850 phantom unit awards pursuant to the Magellan Midstream Partners’ Long-Term Incentive Plan.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 99.1	The Partnership’s press release discussing first quarter 2008 earnings results dated May 6, 2008.

Exhibit 99.2	The Partnership’s press release announcing the appointment of Michael N. Mears as Chief Operating Officer dated May 6, 2008.

In accordance with General Instruction B.2. of Form 8-K and the Securities and Exchange Commission Release No. 33-8176, the above information being furnished under Items 2.02, and Item 9.01 related thereto, of Form 8-K, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magellan Midstream Partners, L.P.

		By:	Magellan GP, LLC,
its General Partner

Date:	May 6, 2008	By:	/s/ Suzanne H. Costin
		Name:	Suzanne H. Costin
		Title:	Corporate Secretary

EXHIBIT INDEX

99.1	Copy of the Partnership’s press release discussing first quarter 2008 earnings results dated May 6, 2008.

99.2	Copy of the Partnership’s press release announcing the appointment of Michael N. Mears as Chief Operating Officer dated May 6, 2008.